Exhibit 25(2)(l) under Form N-2

July 24, 2025

Federated Hermes Project and Trade Finance Tender Fund

4000 Ericsson Drive

Warrendale, Pennsylvania 15086-7561

Ladies and Gentlemen:

We have acted as counsel to Federated Hermes Project and Trade Finance Tender Fund, a Delaware statutory trust (the “Trust”), in connection with the registration of 10,000,000 common shares of beneficial interest in the Trust (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form N-2 (File Nos. 333-____; 811-23174), as amended (the “Registration Statement”). This filing also serves as Amendment No. 30 to the Registration Statement under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust offers two classes of Shares, designated as Institutional Shares and Service Shares. The Fund is authorized to issue an unlimited number of Shares.

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 25(2)(l) of Form N-2 under the Securities Act and the Investment Company Act.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Registration Statement;

(ii)	the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)	the resolutions adopted by the trustees of the Trust relating to the Registration Statement and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered closed-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Registration Statement, when issued and paid for by the purchasers upon the terms described in the Registration Statement and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Registration Statement and to the reference to this firm’s name under the heading “Legal Opinions” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP